Contact: Andrew Plenge Investor Relations 312-394-2345 Paul Adams Corporate Communications 410-470-4167 paul.adams2@exeloncorp.com FOR IMMEDIATE RELEASE INVESTOR AND ANALYST EVENT: EXELON DETAILS STRATEGY FOR NATION’S LARGEST FULLY REGULATED UTILITY COMPANY Exelon’s focus on modernizing energy transmission and delivery systems enables clean, affordable, safe and reliable energy service for customers and equitably expands economic opportunity in communities CHICAGO (Jan. 10, 2022) – Exelon Corp. (Nasdaq: EXC) will host an investor and analyst event today, January 10, beginning at 12:00 p.m. Central Time, 1:00 p.m. Eastern Time. Exelon management will outline how the company is positioned to deliver critical, innovative and affordable energy services to customers, while continuing to expand economic opportunity and promote equity in the communities it serves. In addition, Exelon management will detail the company’s strategic plans to drive growth and enhanced shareholder value as the nation’s largest utility company with more than 10 million customers at six regulated electric and gas utilities — Atlantic City Electric (ACE), Baltimore Gas and Electric (BGE), Commonwealth Edison (ComEd), Delmarva Power & Light (DPL), PECO Energy Company (PECO) and Potomac Electric Power Company (Pepco) — following the separation of its Constellation power generation and competitive energy business. The separation is expected to close on February 1. “Our mission at Exelon is to continue to be the premier transmission and distribution utility company by providing reliable, safe, clean, affordable and innovative energy products to our more than 10 million customers,” said Christopher M. Crane, president and CEO of Exelon. “Following separation, Exelon will maintain focus on our core business strategies, while driving economic development and investment in our communities and innovating to lead clean energy grid transformations. We are confident that following this separation, Exelon will continue to be a strong parent company for our fully regulated transmission and distribution utilities and is well positioned to invest in critical infrastructure and innovative technologies to stay ahead of our rapidly evolving industry, improve reliability and resilience, enhance safety and the customer experience, and transition to a cleaner energy future.” During the event, members of Exelon’s leadership team will outline the company’s strategic priorities to generate value for shareholders from its industry-leading platform in major U.S. metropolitan markets, including its:  Sustainable value through approximately $29 billion of projected T&D capital investments to meet customer needs through 2025, supporting rate base growth of 8.1 percent and fully regulated operating EPS growth of 6-8 percent over the 2021 to 2025 period. Targeting a 60 percent dividend payout ratio of operating earnings and growth in line with operating earnings through 2025.  Operational excellence as a top quartile performer in service reliability and building world- class customer experiences. Exelon will be making energy system investments that are recovered by transparent, alternative recovery mechanisms.  Leading environmental, social and governance focus as a pure-play energy delivery utility company focused on investing in the economic health and equity in the communities we serve and on smarter, cleaner grid enhancements and customer affordability options. Exelon is geographically positioned to lead the clean energy buildout in densely populated territories.  Financial discipline with all businesses maintaining balance sheet capacity to support investment-grade credit ratings and organic growth from reinvestment of free cash flow to fund utility capital programs with no more than $1 billion of equity through 2025. As part of the event, Exelon is also introducing 2022 adjusted (non-GAAP) operating earnings guidance for the new company of $2.18-$2.32 per share, which is up from revised guidance for utilities plus the Exelon holding company of $2.06-$2.14 per share in 2021, driven by increased investment on behalf of customers at the utilities as well as updated revenues at PECO from recent rate cases. 2022 Analyst Day Presenters

The Analyst Day will feature presentations from the following Exelon executives:  Chris Crane, President & Chief Executive Officer  Calvin Butler, Senior EVP & Chief Operating Officer  Joe Nigro, Senior EVP & Chief Financial Officer  Jeanne Jones, SVP, Corporate Finance  Melissa Lavinson, SVP Federal Governmental and Regulatory Affairs and Public Policy  Tyler Anthony, President & Chief Executive Officer, PHI (ACE, DPL, Pepco)  Michael Innocenzo, President & Chief Executive Officer, PECO  Carim Khouzami, President & Chief Executive Officer, BGE  Gil Quiniones, Chief Executive Officer, ComEd Full biographies of the speakers can be found in the executive profiles section of the Exelon website at exeloncorp.com/leadership-and-governance/executive-profiles. Webcast Information The Exelon event will begin at 12:00 p.m. Central Time, 1:00 p.m. Eastern Time. The webcast and associated materials can be accessed investors.exeloncorp.com/events-and-presentations. # # # About Exelon Exelon Corporation (Nasdaq: EXC) is a Fortune 100 energy company with the largest number of electricity and natural gas customers in the U.S. Exelon does business in 48 states, the District of Columbia and Canada and had 2020 revenue of $33 billion. Exelon serves approximately 10 million customers in Delaware, the District of Columbia, Illinois, Maryland, New Jersey and Pennsylvania through its Atlantic City Electric, BGE, ComEd, Delmarva Power, PECO and Pepco subsidiaries. Exelon is one of the largest competitive U.S. power generators, with more than 31,000 megawatts of nuclear, gas, wind, solar and hydroelectric generating capacity comprising one of the nation’s cleanest and lowest-cost power generation fleets. The company’s Constellation business unit provides energy products and services to approximately 2 million residential, public sector and business customers, including three fourths of the Fortune 100. Follow Exelon on Twitter @Exelon.